                                                                 EXHIBIT 12.01

                               S E C METHOD
               RATIO OF EARNINGS TO FIXED CHARGES - PRO FORMA

                                     YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED   12 MOS ENDED
                                    DEC 31, 1990  DEC 31, 1991  DEC 31, 1992  DEC 31, 1993  DEC 31, 1994  JUN 30, 1995
                                    ------------  ------------  ------------  ------------  ------------  ------------
Earnings:

 Net Income                         $124,123,000  $116,531,000  $ 88,293,000  $104,730,000  $113,795,000  $102,909,000

Plus Income Taxes:
  Federal Income Taxes                66,043,000    66,959,000    51,462,000    64,646,000    47,841,000    58,648,000
  State Income Taxes
  Federal Deferred Taxes               9,740,000     3,492,000     2,784,000     3,268,000    25,312,000     6,966,000
  State Deferred Taxes
  Invest Tax Credit                   (5,492,000)   (6,173,000)   (5,465,000)   (5,150,000)   (5,150,000)   (5,150,000)
  Taxes (below the line)
Plus Fixed Charges                    64,431,298    68,642,823    69,134,300    71,323,301    66,080,293    67,227,010

   Total Earnings                   $258,845,298  $249,451,823  $206,208,300  $238,817,301  $247,878,293  $230,600,010

Fixed Charges:

  Long-term debt interest           $ 55,214,000  $ 60,862,000  $ 62,137,000  $ 61,397,000  $ 61,226,000  $ 61,284,000
  Amort. Disc & Exp
  Amort. of Prem.
  Other interest expense               7,399,000     6,469,000     5,179,000     8,108,000     4,095,000     4,189,000
  Calculated int on
    leased property                    1,818,298     1,311,823     1,818,300     1,818,301       759,293     1,754,010

   Total Fixed Charges              $ 64,431,298  $ 68,642,823  $ 69,134,300  $ 71,323,301  $ 66,080,293  $ 67,227,010
                                    ------------  ------------  ------------  ------------  ------------  ------------
Ratio of Earnings to Fixed Charges          4.02          3.63          2.98          3.35          3.75          3.43
                                    ------------  ------------  ------------  ------------  ------------  ------------

                                                                 EXHIBIT 12.01

                               S E C METHOD
               RATIO OF EARNINGS TO FIXED CHARGES - CONSOLIDATED

                                     YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED   12 MOS ENDED
                                    DEC 31, 1990  DEC 31, 1991  DEC 31, 1992  DEC 31, 1993  DEC 31, 1994  JUN 30, 1995
                                    ------------  ------------  ------------  ------------  ------------  ------------
Earnings:

 Net Income                         $139,198,489  $133,916,063  $ 99,711,896  $114,276,941  $123,785,002  $114,599,878

Plus Income Taxes:
  Federal Income Taxes                76,105,250    79,838,461    61,325,486    72,002,912    50,129,147    58,785,059
  State Income Taxes
  Federal Deferred Taxes              10,312,041     4,048,063     4,346,477     5,286,443    27,091,426    10,310,010
  State Deferred Taxes
  Invest Tax Credit                   (5,492,316)   (6,173,221)   (5,465,406)   (5,149,860)   (5,149,860)   (5,149,860)
  Taxes (below the line)                            (1,157,000)   (1,006,000)     (538,000)      203,000
Plus Fixed Charges                    77,343,133    80,308,152    79,144,240    80,945,337    76,346,348    75,810,951

   Total Earnings                   $297,466,597  $290,780,518  $238,056,693  $266,823,773  $272,405,063  $254,356,038

Fixed Charges:

  Long-term debt interest           $ 75,524,835  $ 70,149,325  $ 71,229,786  $ 70,489,577  $ 67,679,872  $ 63,442,244
  Amort. Disc & Exp
  Amort. of Prem.
  Other interest expense                             8,847,004     6,304,194     9,518,839     7,907,183    10,614,697
  Calculated int on
    leased property                    1,818,298     1,311,823     1,610,260       936,921       759,293     1,754,010

   Total Fixed Charges              $ 77,343,133  $ 80,308,152  $ 79,144,240  $ 80,945,337  $ 76,346,348  $ 75,810,951
                                    ------------  ------------  ------------  ------------  ------------  ------------
Ratio of Earnings to Fixed Charges          3.85          3.62          3.01          3.30          3.57          3.36
                                    ------------  ------------  ------------  ------------  ------------  ------------
